Exhibit 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE
July 7, 2008

ANGIOTECH TO ESTABLISH SEPARATE OPERATING AND ROYALTY BUSINESSES

ARES MANAGEMENT AND NEW LEAF VENTURE PARTNERS COMMIT TO PURCHASE

CONVERTIBLE NOTES IN NEW SUBSIDIARY OF $200 TO $300 MILLION

TRANSACTION PROCEEDS TO BE USED TO REDUCE ANGIOTECH DEBT

VANCOUVER, BC, July 7, 2008 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced that Angiotech’s Board of Directors has authorized a transaction to create a new subsidiary, Angiotech Pharmaceutical Interventions, Inc. (“API”). Angiotech will contribute to API certain business assets and intellectual property, which include primarily business assets of Angiotech other than the intellectual property and royalty revenue related to the TAXUS® coronary stent system. The Company has entered into a note purchase agreement with Ares Management and New Leaf Venture Partners, under which the investors will purchase between $200 and $300 million, at the Company’s option, of convertible notes issued by API that will be convertible into a significant minority equity interest in API. Angiotech and its shareholders will benefit from the future performance of API based on retaining a significant continuing equity interest in the newly formed subsidiary. The net proceeds from the issuance of the convertible notes will be used to reduce Angiotech’s existing debt, pursuant to tender offers announced and commenced concurrent with this announcement. The transaction is subject to approval of the Company’s shareholders and other customary closing conditions.

“We are pleased to announce a transaction today that we believe offers significant immediate value and risk mitigation for our shareholders and bondholders, while retaining significant participation in API for our shareholders,” said Dr. William Hunter, President and Chief Executive Officer of Angiotech. “We are excited to work with our new partners at Ares and New Leaf, who offer us considerable capital resources and business experience, to execute our strategy of developing drug-device combinations, locally deliverable drugs, or other novel technologies that improve the outcomes of surgical or other medical interventions.”

“This transaction offers Angiotech the opportunity for meaningful reduction of debt and interest expense, and allows us to raise a total amount of proceeds greater than would have been reasonably achievable through the consolidated company’s capital alternatives,” said Thomas Bailey, Chief Financial Officer of Angiotech. “After considering a wide range of strategic alternatives with the assistance of our advisors, our Board determined that this transaction establishes a more flexible capital structure to support our various business and product development initiatives.”

“We are pleased, together with New Leaf, to have the opportunity to work with Angiotech to establish and capitalize API,” said Bennett Rosenthal, Senior Partner of Ares Management. “The combination of our firms’ significant capital resources, financial expertise and health care investing experience make us ideal partners for API. We are all tremendously excited about the market potential and growth trajectory of the company’s various product opportunities.”

“New Leaf and Ares believe that Angiotech has a very attractive portfolio of marketed products and pipeline programs, and that this transaction puts the Company in the best position to support these assets with the investments needed to maximize their long term potential,” said Ron Hunt, Managing Director of New Leaf Venture Partners, LLC.

Transaction Highlights

•

Raises substantial proceeds in equity-linked security targeted to reduce cash pay debt. The proposed transaction enables Angiotech to raise a sizable amount of gross proceeds in the form of convertible securities that will bear non-cash interest payable in kind, and will be convertible into shares of Angiotech’s newly formed subsidiary, API. The net proceeds that the Company elects to raise will be utilized to reduce selected principal amounts of the two cash pay debt securities of Angiotech currently outstanding, significantly reducing Angiotech’s cash interest expense and thereby improving interest coverage and debt ratios.

•

Retain majority API stake for Angiotech shareholders. This transaction leaves a pro forma API initial ownership stake of between 52% and 68% for Angiotech’s existing shareholders (measured accounting for the convertible notes on an “if converted” basis at closing). Importantly, Angiotech’s existing shareholders will continue to participate meaningfully in the success of the various API businesses and product opportunities, including API’s proprietary Quill SRS™ technology and its recently approved 5-flourouracil-eluting central venous catheter.

•

Mitigates risks related to Angiotech’s drug-eluting stent royalty revenue and cash flows. The debt and cash interest expense reduction that may be achieved, combined with the significant implied equity value of Angiotech’s ownership stake in API, should improve Angiotech’s ability to continue to meet its debt obligations should royalties received from its partner Boston Scientific Corporation (“BSC”) decline from current levels as a result of additional competitive entrants into the market for drug-eluting stents.

•

Unlock and capture value embedded in Angiotech’s non-TAXUS assets. The conversion ratio of the securities issued implies a total equity value for API of $625 million, assuming $75 million in cash and cash equivalents at API at closing and no debt, other than the guarantees of the remaining amounts of Angiotech’s two existing debt issues. The proposed transaction at this value enables Angiotech to raise a significant amount of capital to address the Company’s current capital structure issues with more limited dilution than would likely be possible if Angiotech were to attempt to raise similar amounts of capital using security structures available to Angiotech on a consolidated basis.

•

Flexible transaction size to optimize use of capital. Angiotech expects to raise a minimum of US$200 million in gross proceeds through this transaction. Depending upon the interest level in the contemplated tender offers for Angiotech’s two outstanding debt issues, the Company may elect to raise up to US$300 million. This transaction structure allows Angiotech the flexibility to elect to raise a variable amount of capital, at the Company’s option, depending on the expected cost of retiring selected amounts of each outstanding debt issue.

•

Align capitalization with business risk, strategy and structures. By forming and capitalizing API, Angiotech has established a plan to achieve a more equity oriented capital structure for its operating businesses, more consistent with its original strategy and with peer companies in the life sciences industry. With the opportunity to pursue an initial public offering of API in the future, or other financial and strategic alternatives together with Ares and New Leaf, API will have improved financial flexibility, enabling API to better capitalize on its various business and product development opportunities. In addition, by selectively reducing cash pay debt, Angiotech expects the remaining royalty revenue derived from its partners BSC and Cook Group Incorporated (“Cook”) will be adequate to service any remaining debt. The various assets, including the royalty business and API equity stake, owned by Angiotech will also allow continued exploration of additional financing and strategic alternatives to potentially further reduce or eliminate remaining Angiotech debt.

Transaction Description and Plan

•

Transaction Process. In late 2007 and early 2008, Angiotech management and its Board of Directors discussed and reviewed various financial and strategic alternatives, with the goal of evaluating and pursuing selected opportunities to reduce debt, mitigate certain risks and improve shareholder value. As a result of this review, Angiotech conducted a process, together with its financial and legal advisors, in which multiple potential investors were contacted to evaluate an investment in API. Angiotech received and evaluated multiple proposals over the past several months, and ultimately concluded negotiations with Ares and New Leaf.

•

Formation of API. API has been established as a Delaware corporation, with principal executive offices in Vancouver, British Columbia. Immediately prior to the close of the transaction, Angiotech and API will enter into agreements to transfer to API certain assets and liabilities of Angiotech, which primarily include the various operating business assets and product development programs of Angiotech, and exclude (i) intellectual property and royalty revenue related to BSC’s TAXUS paclitaxel-eluting coronary stent system; (ii) potential royalty and other income from certain other uses of paclitaxel licensed to BSC and Cook (including uses relating to Cook’s ZILVER® PTX paclitaxel-eluting peripheral vascular stent); (iii) potential royalty and other income from certain other uses of paclitaxel licensed to Broncus Technologies Incorporated (“Broncus”) relating to the Exhale® paclitaxel-eluting lung stent; and (iv) certain other assets and liabilities not related to the ongoing business of API. The business of Angiotech prior to the transaction consists primarily of the business assets to be transferred to API, and the license agreements with BSC, Cook and Broncus. For the year ended December 31, 2007, Angiotech had $288 million in revenue, $111 million of which was royalty revenue derived mainly from BSC, and $177 million of which was product and royalty revenue derived from the assets to be transferred to API.

•

Financing Transaction. The Company has entered into a Note Purchase Agreement, providing for the issuance and sale of between $200 million and $300 million of convertible notes to Ares Management and New Leaf Venture Partners. The convertible notes will have an initial conversion price of $20 per share, and each $1,000 principal amount of convertible notes will be convertible into 50 shares of API, implying an initial equity value for API of $625 million assuming $75 million in cash and cash equivalents at API at closing and no debt, other than the guarantees of remaining amounts of Angiotech’s two existing debt issues. The convertible notes will be convertible into 32% to 48% of the common stock of API, depending upon the final initial transaction size, calculated on an “if converted” basis and without taking into account any future dilution resulting from additional pay in kind convertible notes, or any incentives to be issued to API employees under plans to be established for API. The notes will bear interest at a weighted average rate that will equate to 7.75% per annum, and will be payable semiannually in kind in additional convertible notes. The notes are convertible into API common stock at any time after September 30, 2009, or upon the occurrence of certain qualified transactions, including an initial public offering of API that attains certain valuation thresholds, a sale or disposition of API or a change in control, sale or disposition of Angiotech while Angiotech retains a majority interest in API.

•

Tender Offers. Under the terms of the transaction, API will pay the net proceeds from the sale of convertible notes to Angiotech. The net proceeds will be used to consummate tender offers to repurchase portions of Angiotech’s Senior Floating Rate Notes due 2013 and its 7.75% Senior Subordinated Notes due 2014, each as tendered by holders in response to tender offers that Angiotech expects to close simultaneously with the transaction. As of June 30, 2008, Angiotech had an outstanding principal balance of $575 million under the Existing Notes.

•

Remaining Angiotech Debt. Remaining debt at Angiotech upon closing will be serviced primarily by cash flows generated from royalties derived from the assets to be retained by Angiotech, including any royalties received from BSC, Cook or Broncus. In addition, Angiotech’s remaining debt obligations will continue to be subject to a guarantee by API.

•

Board of Directors and Management. The Board of Directors of Angiotech is expected to remain as comprised prior to the close of the transaction. William Hunter and Thomas Bailey will remain in their current positions as CEO and CFO of Angiotech respectively. The Board of Directors of API is expected to include three members appointed by Angiotech’s Board of Directors, three members selected by Ares, and a new, independent director to be selected by Angiotech.

Substantially all of the executive officers, management and employees of Angiotech will continue in similar capacities with API, with the exception of David Hall, Angiotech’s Chief Compliance Officer, who is expected to be named to the position of President of Angiotech upon the close of the transaction.

•

Future Potential Transactions, Strategic Alternatives. It is anticipated that Angiotech may pursue additional transactions in the future, including an initial public offering of API or a sale or securitization of API or of Angiotech’s other assets, including potentially its royalty businesses, which may serve to further reduce Angiotech debt or that may realize additional value for Angiotech shareholders.

•

Tax impact of the transaction, or future transactions. The initial transaction is not expected to result in material tax consequences for Angiotech, or Angiotech shareholders. Future tax consequences will depend upon the type and timing of any transaction or type of disposition of any of Angiotech’s assets pursued, if any, and the valuation achieved in such transaction or transactions.

•

Conditions and Anticipated Close. An independent Special Committee of the Board of Directors of Angiotech has recommended that the Board (a) approve the transaction, and (b) recommend that the shareholders vote in favor of the transaction. The transaction is subject to the approval of Angiotech’s shareholders, and other customary conditions. The transaction is expected to be completed later in the third quarter or early in the fourth quarter of 2008.

Goldman, Sachs & Co. is serving as Angiotech’s financial advisor and Sullivan & Cromwell LLP and Borden Ladner Gervais LLP are serving as its legal advisors. Merrill Lynch Canada Inc. is serving as financial advisor to the Special Committee of the Board of Directors of Angiotech, and Lawson Lundell LLP is serving as the legal advisor to the Special Committee.

Proskauer Rose LLP is serving as legal advisor to Ares Management, and Latham & Watkins LLP is serving as legal advisor to New Leaf Venture Partners.

Conference Call Information

A conference call to discuss this transaction will be held today, Monday, July 7, 2008 at 5:30 AM PT (8:30 AM ET).

Dial-in information:

North America (toll free): (800) 638-4930

International: (617) 614-3944

Enter passcode: 83196265

A replay archive of the conference call will be available until July 14 by calling (888) 286-8010 (North America) or (617) 801-6888 (International) and entering passcode 57624159.

A live webcast will be available to all interested parties through the Investors section of Angiotech’s website at www.angiotech.com

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes”, “may”, “plans”, “will”, “estimate”, “continue”, “anticipates”, “intends”, “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the second half of 2008 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research, development, product and drug development and our plans and anticipated effects of the transaction described in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.

Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the inability to consummate the transaction described in this press release or that the transaction will not provide the anticipated benefits described in this press release; general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand manufacturing and commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; and any other factors referenced in our other filings with the SEC. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2007 filed with the SEC on Form 40-F and our quarterly report for the three months ended March 31, 2008 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed investment of Ares Corporate Opportunities Fund III, L.P., New Leaf Ventures I, L.P. and New Leaf Ventures II, L.P. in Angiotech Pharmaceuticals, Inc.’s (“Angiotech”) subsidiary, Angiotech Pharmaceutical Interventions, Inc. In connection with the proposed investment, Angiotech intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SHAREHOLDERS OF ANGIOTECH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANGIOTECH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Angiotech shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Angiotech. Such documents are not currently available.

Participants in Solicitation

Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed transaction. Information about the directors and executive officers of Angiotech is set forth in Angiotech’s Annual Report on Form 40-F for the most recently ended fiscal year, which was filed with the SEC on March 31, 2008. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

About Ares Management LLC

Founded in 1997 by a group of experienced investment professionals, Ares manages investment capital in private equity, capital markets (principally leveraged loans, high-yield bonds, and distressed debt), and private debt (primarily through Ares Capital Corporation [Nasdaq: ARCC], a publicly-traded specialty finance company). Through these three complementary lines of business, Ares has the ability to provide capital to companies at any place in the capital structure and at any stage of development. Ares is an SEC registered investment advisor and has grown committed capital under management from approximately $3.8 billion of committed capital in 2003 to in excess of $25 billion as of mid-2008. As of June 2008, Ares (based in Los Angeles, California) has more than 240 employees with offices in Los Angeles, New York and London. For more information, visit the Ares website at www.aresmgmt.com.

About New Leaf Venture Partners

NLV Partners is a life science-dedicated venture capital firm with offices in Menlo Park and New York. Founded by an experienced team of venture capitalists with deep healthcare industry experience, NLV Partners invests primarily in companies focused on clinical-stage biopharmaceutical products, early-stage medical devices, and molecular diagnostics. NLV Partners manages over $1.3 billion of assets, including NLV-I, NLV-II and the healthcare technology portfolio of Sprout Group. For further information, visit the NLV Partners website at www.nlvpartners.com.

CONTACT:

Sage Baker, Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

sbaker@angio.com

Deirdre Neary, Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 222-7056

dneary@angio.com

Steve Frankel

Joele Frank, Wilkinson Brimmer Katcher

Office (212) 355-4449 x 119

Cell (917) 952-0676

sfrankel@joelefrank.com

www.joelefrank.com